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                                                                      Exhibit 21

                        UGI UTILITIES, INC. SUBSIDIARIES

                                                                                   STATE OF
SUBSIDIARY                                                   OWNERSHIP           INCORPORATION
----------                                                   ---------           -------------
UGI DEVELOPMENT COMPANY                                        100%                   PA
   UGID Holding Company                                        100%                   DE
   UGI Hunlock Development Company                             100%                   PA